UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2021

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2021, MacroGenics, Inc. (the “Company”) entered into a collaboration and license agreement (the “Agreement”) with Zai Lab US LLC (“Zai”) pursuant to which the Company and Zai agreed to collaboratively develop and commercialize up to four bispecific antibody-based molecules based on the Company’s proprietary DART® and TRIDENT® multi-specific technology platforms. Under the Agreement, each party agrees to contribute specified intellectual property to enable the research, development, manufacture and commercialization of up to four future CD3 or CD47-based bispecific molecules. Zai will be granted exclusive rights in Greater China, Japan, and Korea for two programs and exclusive global rights for two other programs.

As previously disclosed, in November 2018, the Company entered into a collaboration and license agreement with Zai Lab Limited under which Zai Lab Limited obtained regional development and commercialization rights in mainland China, Hong Kong, Macau and Taiwan for (i) margetuximab, an immune-optimized anti-HER2 monoclonal antibody, (ii) tebotelimab (formerly known as MGD013), a bispecific DART molecule designed to provide coordinate blockade of PD-1 and LAG-3 for the potential treatment of a range of solid tumors and hematological malignancies, and (iii) an undisclosed, multi-specific TRIDENT molecule in preclinical development.

As consideration for the rights granted to Zai under the Agreement, Zai agreed to pay to the Company a non-creditable, non-refundable upfront payment of $25.0 million. Further, on June 15, 2021, as partial consideration for the rights granted to Zai under the Agreement, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Zai, pursuant to which the Company agreed to issue and sell to Zai in a private placement an aggregate of 958,467 newly issued shares of common stock, par value $0.01 per share, of the Company (the “Shares”), with a per share purchase price of $31.30 (the “Private Placement”), for aggregate gross proceeds of approximately $30 million (collectively, the “Offering”). The closing of the Offering is expected to occur by the end of the second quarter of 2021.

Zai is also required to make payments to the Company of up to an aggregate of $1.4 billion upon the achievement of potential development, regulatory and commercial milestones specified in the Agreement. The Agreement additionally provides that Zai is obligated to pay to the Company royalties at tiered percentage rates on annual net sales of specified products, subject to reduction under specified circumstances. The Company granted to Zai an option to convert the royalty arrangement for the lead research molecule to a global 50/50 profit and loss sharing arrangement by making a payment of approximately $85 million.

The Agreement will generally terminate on a program-by-program and country-by-country or region-by-region basis, with certain exceptions, upon the later to occur of (i) the date that is 12 years after the date of the first commercial sale of the product in the applicable country or region, (ii) the date of expiration of the last valid claim covering such product with a licensed patent in the applicable country or region and (iii) the expiration date of any data exclusivity period for such product in the applicable country or region. For certain programs, Zai may terminate the Agreement, in whole or in part, after the second or fourth anniversary of the date of the Agreement by providing 90 days’ written notice to the Company and, upon other conditions, after the second anniversary of the date of the Agreement with 180 days’ written notice to the Company. The Company may terminate the Agreement on a collaboration product-by-collaboration product upon 90 days’ written notice if a major safety issue has occurred with respect to the collaboration product. Either party may terminate the Agreement upon a material breach by the other party that remains uncured or upon certain bankruptcy events. In addition, the Company may terminate the Agreement if Zai challenges the licensed patent rights.

The foregoing descriptions of the Agreement and the Stock Purchase Agreement, as well as the transactions contemplated therein, are qualified in their entirety by reference to the full text of the agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference. The Company’s offering and sale of the Shares in the Private Placement were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events.

On June 16, 2021, the Company issued a press release (the “Press Release”) announcing the Agreement. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Form 8-K”) and incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These include statements about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, clinical development of its therapeutic candidates, milestone, royalty or opt-in payments from the Company’s collaborators, the Company’s anticipated milestones[, the expected closing of the Offering] and future expectations and plans and prospects for the Company. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that MARGENZA revenue, expenses and costs may not be as expected, risks relating to MARGENZA’s market acceptance, competition, reimbursement and regulatory actions, the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company's product candidates and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 16, 2021
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.
Date: June 16, 2021	By: Name: Title:	/s/ Jeffrey Peters Jeffrey Peters Vice President and General Counsel